Exhibit 10.6

[EXECUTION COPY]

ESOP PURCHASE AGREEMENT

THIS ESOP PURCHASE AGREEMENT (“Agreement”) is made this 1st day of April, 2007, between TRIBUNE COMPANY (the “Company”) and GREATBANC TRUST COMPANY, not in its individual or corporate capacity, but solely as trustee (the “Trustee”) of the TRIBUNE EMPLOYEE STOCK OWNERSHIP TRUST (“Purchaser” or the “Trust”), a separate trust created under the Tribune Employee Stock Ownership Plan (the “ESOP”).

RECITALS:

WHEREAS, concurrently herewith, the Company has executed a merger agreement with the ESOP (the “Merger Agreement”) pursuant to which a corporation formed by the ESOP (the “Initial ESOP Entity”) will be merged with and into the Company (the “Merger”), with the Company being the surviving entity (the “Surviving Corporation”);

WHEREAS, concurrently herewith, the Company, EGI-TRB, L.L.C., a Delaware limited liability company, and the Trustee, on behalf of the ESOP, have entered into that certain Investor Rights Agreement pursuant to which the parties thereto will have certain rights and obligations regarding the Surviving Corporation following the Merger;

WHEREAS, concurrently with execution of the Merger Agreement and subject to the terms and conditions of this Agreement, the Company desires to sell, and Purchaser desires to purchase, shares (the “Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”), having an aggregate purchase price of $250,000,000 (with the meaning of the word “Shares” including both the shares of the Company to be acquired as of the date of this Agreement and any such shares into which the Shares may be converted as a result of the Merger or other similar transaction);

WHEREAS, pursuant to the Merger Agreement, the Company will launch a tender offer at a purchase price of $34.00 per share for a maximum number of shares calculated to provide a return of capital to shareholders of $17.50 per share (the “Stock Repurchase”);

WHEREAS, the ESOP wishes to acquire the Shares for its account and for the purpose of investment and not with a view of distribution or resale thereof and, accordingly, will not tender any of the Shares into the Stock Repurchase; and

WHEREAS, to induce Purchaser to purchase the Shares, the Company wishes to make (i) various representations and warranties and (ii) certain covenants for the benefit of Purchaser.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, covenants, and undertakings contained herein, and subject to and the terms and conditions herein set forth below, the parties to this Agreement hereby agree as follows:

SECTION 1.                                                                                PURCHASE OF SHARES

Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 hereof), the Company will transfer to Purchaser, and Purchaser will purchase the Shares.

SECTION 2.                                                                                PURCHASE PRICE AND PAYMENT

In full consideration of the Company’s transfer and delivery to Purchaser of the Shares at the Closing, Purchaser shall pay to the Company an aggregate purchase price for the Shares of Two Hundred Fifty Million Dollars ($250,000,000.00) (the “Purchase Price”).  Such payment of the Purchase Price shall be subject to the terms and conditions of this Agreement.  The Purchase Price shall be payable by the Trust’s delivery at the “Closing” (as defined in Section 3 below) of a promissory note dated as of the “Closing Date” (as defined in Section 3 below) and payable to the Company (the “ESOP Note” (a copy of which is attached to Schedule 1)), with (i) such note having those payment and other terms referenced in the ESOP Note and more fully described in an “ESOP Loan Agreement” of even date to which the Trust and the Company are parties (copy of which is attached to Schedule 2)), (ii) the extension of credit made under the ESOP Note and the ESOP Loan Agreement being referred to herein as the “ESOP Loan,” and (iii) the extension of credit made under the ESOP Note and the ESOP Loan Agreement being secured by a pledge of the Shares pursuant to the terms of an “ESOP Pledge Agreement” of even date by and between the Company and the Trust (a copy of which is attached to Schedule 3).  The number of Shares purchased hereunder shall be determined by dividing the Purchase Price by the lower of (A) the average of the last reported sales prices on each of the last twenty trading days ending on the trading date next preceding the Closing Date for a share of the Company’s Common Stock on the New York Stock Exchange, (B) the last reported sales price for such a share of Common Stock on the New York Stock Exchange on the trading date next preceding the Closing Date, or (C) $28.00.

SECTION 3.                                                                                CLOSING

(a)           Time and Place.  The closing (“Closing”) of the purchase of the Shares shall be held at a location mutually agreed upon by the Trustee and the Company on the date hereof.  The date of the Closing is referred to herein as the “Closing Date.”

(b)           Deliveries.  On the Closing Date the Trustee and the Company shall make the deliveries described in Section 8 below.

SECTION 4.                                                                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchaser as follows:

(a)           Corporate Existence and Authority.  The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power to execute, deliver and perform this Agreement; and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b)           Trustee Appointment.  The Company has taken all necessary corporate action to appoint GreatBanc Trust Company as trustee of the Trust.

(c)           No Conflict.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (i) the Company’s Certificate of Incorporation or By-Laws, (ii) any material agreement, indenture or other instrument to which the Company is a party or by which the Company or its assets may be bound or subject, or (iii) any law, regulation, order, arbitration award, judgment or decree applicable to the Company.

(d)           Validity.  This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally, or by general equitable principles.

(e)           The Shares.  The Shares have the rights, preferences and qualifications set forth in the Company’s Certificate of Incorporation, have been duly authorized and, when issued and delivered against payment therefor as provided in Section 2 hereof, will be duly and validly issued and will constitute fully-paid and nonassessable shares of Common Stock of the Company.  The Company will convey to the Purchaser, on the date of Closing, good and valid title to the Shares free and clear of any liens, claims, security interests and encumbrances, except for (i) beneficial interests accruing to ESOP participants and their beneficiaries and (ii) any liens, claims, security interests and encumbrances, created or imposed by the Purchaser.

(f)            ESOP Matters.  The ESOP and the Trust have been duly authorized, organized and established by all necessary corporate action on the part of the Company.  The ESOP is a legal and valid employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”), is qualified under Section 401(a) of the Code, and the Trust is exempt from taxation under Section 501(a) of the Code, subject to the receipt of a favorable determination letter from the Internal Revenue Service (the “IRS”).

SECTION 5.                                                                                REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE.

The Trustee represents and warrants to the Company as follows:

(a)           Trustee Existence and Authority.  The Trustee is a trust company organized, validly existing, and in good standing under the laws of the State of Illinois.  The Trustee has all requisite power and authority to act as Trustee and exercise trust powers, including without limitation, the trust powers provided in and contemplated under the Trust.  Further, the Trustee, on behalf of the Trust, has full power and authority under the Trust to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust.

(b)           No Conflict.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (i) the terms of the Trust, (ii) any agreement, indenture or other instrument to which the Trust is a party or by which the Trust or its assets may be bound or subject, or (iii) any law, regulation, order, arbitration award, judgment or decree applicable to the Trust.

(c)           Validity.  The Trustee has signed this Agreement as its own free act, and this Agreement constitutes the legal, valid and binding obligation of the Trustee and the Trust and is enforceable in accordance with its provisions, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally, or by general equitable principles.  The execution, delivery and performance of this Agreement by the Trustee, on behalf of the Trust, and the consummation of the transactions contemplated herein do not and will not require the Trustee to obtain the consent or approval of, or make any filing with, any person or public authority.

(d)           Investment.  The Shares are being acquired by the Trustee for investment, and not for, with the view to, or in connection with the resale or distribution thereof in violation of Federal securities laws or any applicable state securities laws.  The Trustee has no present intention to sell, hypothecate, distribute or otherwise transfer any of the Shares or any interest therein, except pursuant to the terms of the Trust.

(e)           No Commissions.  The Trustee has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

(f)            Litigation and Compliance with Governmental Rules.  There are no current actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of the Trustee, threatened against the Trust.  The Trust is not subject to any court or administrative judgment, order, or decree which would reasonably be anticipated to have a material adverse effect on the Trust’s right to enter into the transaction contemplated by this Agreement.

(g)           Opinion of Financial Advisor.  The financial consulting firm of Duff & Phelps, LLC has delivered to Trustee its opinion dated as of the Closing Date to the effect that (i) the Purchase Price to be paid by the Trustee for the Shares is not in excess of fair market value for the purposes of Section 3(18) of ERISA; (ii) the interest rate payable under the ESOP Loan is not in excess of a reasonable rate of interest; (iii) the terms of the ESOP Loan are at least as favorable to the ESOP as would be the terms of a comparable extension of credit resulting from arm’s length negotiations between independent parties; and (iv) the terms and conditions of the transactions which are to occur pursuant to this Agreement and the Merger Agreement are fair and reasonable to the Trustee from a financial point of view.

(h)           Satisfaction as to Prudence.  The Trustee is satisfied in its sole discretion that the purchase of the Shares contemplated hereunder is prudent and in the best interest of ESOP participants and beneficiaries.

SECTION 6.                                                                                COVENANTS OF THE PARTIES.

(a)           Covenants of the Company.  The Company hereby covenants and agrees with the Trustee as follows:

(1)           Maintenance of Company.  The Company will take all actions within its power to preserve its existence.

(2)           Maintenance of ESOP.  Subject to the right of the Company to amend or terminate the ESOP in accordance with the terms of the ESOP, the Company will take all actions within its power to preserve the existence of the ESOP and of the Trust and to maintain their tax-qualified status under Sections 401(a) and 501(a), respectively, of the Code.  The Company shall administer, or cause to be administered, the ESOP in material compliance with (a) the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as applicable to the ESOP and this Agreement, and (b) all other laws and regulations applicable to the ESOP and the Trust.

(3)           Contributions to the ESOP.  The Company shall make contributions to the ESOP and/or declare and pay dividends/distributions on the Shares held by the ESOP in amounts which are sufficient to enable the Trustee to pay all interest and principal, when due, on the ESOP Loan; provided, however, that if (i) the Company terminates the ESOP or (ii) all or substantially all of either the Shares or the Company’s assets are sold or otherwise transferred after consummation of the Merger, the Company’s obligations under this Section 6(a)(3) shall cease prospectively.

(4)           ESOP Plan Qualification.  The Company will apply for a favorable determination letter with respect to the matters referenced in Section 4(f) and shall make such amendments as the IRS requests within the remedial amendment period allowed by Section 401(b) of the Code and the regulations thereunder; provided that no such amendments shall have a material adverse effect on the transactions contemplated hereby.  In addition, the Company will file with the IRS any amendments to the ESOP that are required with respect to the ESOP and any other amendments to the ESOP which should be so filed within the time prescribed by law for obtaining an effective date for the amendments that is retroactive to the earliest date allowed by the IRS.

(5)           Expenses.  The Company will pay the reasonable expenses of the Trustee and the Trust (including, without limitation, the fees of its legal and financial advisors) which are incurred (i) in connection with the authorization, preparation, execution, performance, negotiation and/or review of this Agreement and the documents ancillary thereto or (ii) in the performance of the Trustee’s duties under and with respect to the Trust and the ESOP following the Closing.

(6)           Post-Merger.  After the consummation of the Merger the Company will, from time to time, contribute sufficient shares to the Trust to insure that the Trust owns at least 51% both as to value and voting of the Company’s total equity on a fully-diluted basis; provided, that the provisions of this clause 6 shall no longer be applicable in the event that the Trust’s ownership of the Company’s total equity on a fully-diluted basis at any time drops below 51% as a result of any of the following events: (i) an equity offering subject to Article IV of the Investor Rights Agreement, dated as of the date hereof (the “Investor Rights Agreement”), by and among the Company, EGI-TRB, L.L.C. and the ESOP (A) in which the ESOP fails to purchase its pro rata share of the offered securities notwithstanding the Company having made available to the ESOP for the purchase of such securities “Additional Financing” (as defined in Section 4.4 of the Investor Rights Agreement), (ii) a Qualified Public Offering (as defined in the Investor Rights Agreement) or (iii) a Sale of the Company (as defined in the Investor Rights Agreement).  For purposes of this Agreement, the Company’s total equity on a fully diluted basis shall mean all equity of the Company whether evidenced by issued and outstanding shares of capital stock, shares of capital stock issuable under options, warrants or convertible securities or equity value in the Company evidenced by stock appreciate rights, shares of phantom stock or other similar instruments.

(7)           Financial Statements, Reports and Documents.  The Company shall deliver to the Trustee the materials described in Article VI of the Investor Rights Agreement by and among the Tribune Company, EGI-TRB, L.L.C. and GreatBanc Trust Company as trustee of the Tribune Employee Stock Ownership Trust.

(b)           Covenants of the ESOP Trustee.  The Trustee hereby covenants and agrees with the Company, on behalf of the Trust, that it will not tender any of the Shares into the Stock Repurchase.

SECTION 7.                                                                                TRANSFER OF SHARES.

(a)           The Trustee acknowledges that the Shares shall not be registered under the 1933 Act, or under applicable state securities laws, and they will be transferable only pursuant to: (i) a public offering registered under the 1933 Act; (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule in force) if that rule is available after the applicable holding period; or (iii) any other legally available means of transfer, if the transferor provides the Company with a legal opinion from such transferor’s legal counsel that is satisfactory to the Company’s legal counsel.

(b)           The certificates for the Shares will be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THOSE LAWS THAT LIMITS THE DISPOSITION AND THE TRANSFER OF THE SECURITIES.  THEREFORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THOSE TRANSFER LIMITATIONS.  THE SECURITIES MAY NOT BE TRANSFERRED UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED OR UNLESS THE SECURITIES ARE SO REGISTERED.  THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER IMPOSED BY AN INVESTOR RIGHTS AGREEMENT DATED AS OF April 1, 2007 BY AND AMONG TRIBUNE COMPANY, EGI-TRB, L.L.C. AND GREATBANC TRUST COMPANY, AS TRUSTEE.  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS OF THE

TRIBUNE EMPLOYEE STOCK OWNERSHIP PLAN, WHICH RESTRICTS THE TRANSFER OF SUCH SHARES IN THE MANNER DESCRIBED THEREIN, A COPY OF SAID PLAN BEING ON FILE IN THE OFFICE OF THE COMPANY.”

SECTION 8.                                                                                CLOSING DELIVERIES

(a)           By the Trustee.  At the Closing, the Trustee shall deliver to the Company the ESOP Note in payment for the Shares, as provided in and subject to the provisions of Section 2 above.

(b)           By the Company.  At the Closing, the Shares shall be credited, free and clear of any encumbrances, to a securities account of the Trustee for the benefit of the Purchaser.  The Company shall deliver to the Trustee a certificate, dated as of the Closing Date and signed by the Secretary of the Company, certifying (i) resolutions of the Board of Directors of the Company authorizing the Company to enter into this Agreement and the related agreement(s) contemplated herein and to consummate the transactions and perform its obligations hereunder and thereunder, and (ii) as to the incumbency and specimen signatures of each officer of the Company executing this Agreement and any other agreement or document contemplated herein.  The Company shall also deliver to the Trustee a registration rights agreement of even date, signed by the Company, in favor of the Trustee (on behalf of the Trust).

(c)           By the Trustee and the Company.  At the Closing, the Trustee and the Company shall sign and deliver to each other copies of the ESOP Loan Agreement and the ESOP Pledge Agreement.

SECTION 9.                                                                                NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

None of the representation and warranties in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Closing.

SECTION 10.                                                                          SEVERABILITY.

The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision under this Agreement.

SECTION 11.                                                                          ASSIGNMENT, SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No party shall assign any of its rights or obligations hereunder without the prior written consent of the other party, except that the Trustee may assign its rights and obligations hereunder without consent to any successor trustee or trustees of the Trust or any successor Trust of the ESOP.

SECTION 12.                                                                          GENERAL

(a)           Execution of Counterparts.  For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(b)           Notices.  All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered personally or by registered or certified mail, postage prepaid, or facsimile as follows:

If to the Company:                                                         Tribune Company
435 North Michigan Avenue
Chicago, IL  60611
Attn:  c/o Crane H. Kenney
Senior Vice President, General Counsel & Secretary
Tel:  (312) 222-2491
Fax:  (312) 222-4206

Copies to:                                                                                                      McDermott Will & Emery LLP
227 West Monroe Street
Chicago, IL  60606
Attn: Paul Compernolle and
William W. Merten
Tel:  (312) 984-7647
Fax:  (312) 984-7700

                                                                                                                                                            Wachtell, Lipton, Rosen & Katz
51 West 52 Street
New York, NY  10019
Attn:  Steven A. Rosenblum
and Peter E. Devine
Tel: (212) 403-1221 and (212) 403-1179
Fax: (212) 403-1179

If to the Trust to:                                                                 Tribune Employee Stock Ownership Trust
c/o GreatBanc Trust Company, Trustee
1301 West 22nd Street, Suite 702
Oak Brook, IL  60523
Attn:  Marilyn Marchetti and Danielle Montesano
Tel:  (630) 572-5121 and (630) 572-5120
Fax:  (630) 571-0599

Copies to:                                                                                                      K & L Gates
535 Smithfield Street
Pittsburgh, PA  15222-2312
Attn:  Charles R. Smith, Esq.
Tel:  (412) 355-6536
Fax:  (412) 355-6501

(c)           Governing Law. This Agreement shall be governed by and construed in accordance with ERISA, the Code and, to the extent not preempted by Federal law, the laws of the State of Delaware.  Whenever possible, each provision of this Agreement shall be construed and interpreted in such manner as to be effective and valid under ERISA and the Code, and the regulations issued thereunder, but if any provision of this Agreement shall be prohibited or invalid under such statutes or regulations, such provision shall be unenforceable and ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)           Amendments, Waivers, Discharges, etc.  This Agreement may not be amended or modified except by a writing signed by all parties to be bound by the amendment or modification.  The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

(e)           Entire Agreement.  Other than the provisions of the Trustee’s Engagement Agreement dated February 26, 2007 with the Company (the “Trustee’s Engagement Letter”), this Agreement contains all the terms agreed upon by the parties with respect to the purchase and sale of the Shares and, except as to the Trustee’s Engagement Letter, it supersedes all prior agreements, arrangements, or understandings, whether oral or written, with respect to the purchase and sale of the Shares.

(f)            Action as Trustee.  The Trustee has signed and delivered this Agreement solely as trustee of the ESOP, and not in its individual or corporate capacity.  The performance of this Agreement by the Trustee, and all duties, obligations, and liabilities of the Trustee under this Agreement, will be undertaken by the Trustee only in its capacity as the trustee of the ESOP.  The Trustee does not undertake any individual or corporate liability or obligation by virtue of the signing and delivery of this Agreement or by reason of the representations, warranties, and covenants contained in this Agreement.

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[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

The Trust:

GreatBanc Trust Company, not in its individual or corporate capacity, but solely as Trustee of Tribune Employee Stock Ownership Plan

By:	/s/ Marilyn H. Marchetti
Marilyn H. Marchetti

Its:	Senior Vice President

Tribune Company:

By:	/s/ Dennis J. FitzSimons
Dennis J. FitzSimons
Its:	Chairman, President and Chief Executive Officer

Signature Page to ESOP Purchase Agreement